Exhibit 99.1

Contact:	Lily Outerbridge Investor Relations 441-298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES SHARE REPURCHASES FOR
THE THIRD QUARTER OF 2010 AND AGREEMENT TO PURCHASE OPTIONS ISSUED TO
THE TRAVELERS COMPANIES, INC.
HAMILTON, BERMUDA, October 14, 2010 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) announced today that it repurchased 2,228,611 of its common shares for approximately $91.8 million during the three months ended September 30, 2010. Platinum also announced that it has entered into an agreement to purchase, for an aggregate of $98.5 million in cash, the options issued to The Travelers Companies, Inc. (the “Travelers Options”) in connection with Platinum’s initial public offering in 2002. The Travelers Options had provided the right to purchase 6,000,000 common shares from Platinum for $27.00 per share and were subsequently amended to provide for net share settlements.
Michael D. Price, President and Chief Executive Officer of Platinum, said: “At this stage of the reinsurance market cycle, active capital management is a critical element of our strategy for enhancing shareholder value.”
The authorized amount remaining under Platinum’s share repurchase program will be approximately $59.7 million following the purchase of the Travelers Options, which is expected to be consummated on October 18, 2010. The Travelers Options will be canceled and the transaction will be recorded in the fourth quarter of 2010.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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